UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 17, 2011
Date of Report (date of Earliest Event Reported)
Aura Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
1310 East Grand Ave. El Segundo, California 90245
(Address of principal executive offices and zip code)
310 643-5300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On November 17, 2011 Aura Systems, Inc. (the "Company") appointed Dr. Lon E. Bell, Ph.D. and Mr. Roger L. Howsmon to the Company's Board of Directors.

There was no arrangement or understanding between Dr. Bell or Mr. Howsmon and any person pursuant to which either Dr. Bell or Mr. Howsmon was selected as a director.

As of the date of this report, neither Dr. Bell nor Mr. Howsmon has been appointed to any of the committees of the Board of Directors, although the Company anticipates that both Dr. Bell and Mr. Howsmon may be appointed to one or more committees in the future.

Neither Dr. Bell nor Mr. Howsmon has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Bell and Mr. Howsmon each received options for the purchase of 200,000 shares of the Company's common stock upon their appointments.  The warrants have a term of 5 years and an exercise price of $0.75 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

November 30, 2011

AURA SYSTEMS, INC.

By:/s/ Melvin Gagerman
     Chief Executive Officer